EXHIBIT 23.3

                      CONSENT OF KRONICK KALADA BERDY & CO.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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                                                                    EXHIBIT 23.3

                 [KRONICK KALADA BERDY & CO. LETTERHEAD OMITTED]

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     We hereby consent to the reference to our firm under the capital "Experts" in Grange National Banc Corp.'s Registration Statement on Form S-3, filed with the Securities and Exchange Commission, and the related prospectus of Grange National Banc Corp., for the registration of 100,000 shares of common stock. We also consent to the incorporation by reference therein of our report, dated January 22, 2002, with respect to Grange National Banc Corp.'s consolidated financial statements, which report is included in Grange National Banc Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002.


                                              /s/ Kronick Kalada Berdy & Co.
                                              ----------------------------------
                                              Kronick Kalada Berdy & Co.


Kingston, Pennsylvania
June 27, 2002



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